Exhibit 99.1

Quanterix Prices Public Offering of Common Stock

BILLERICA, Mass., August 9, 2019 (BUSINESS WIRE) — Quanterix Corporation (Nasdaq: QTRX), a company digitizing biomarker analysis with the goal of advancing the science of precision health, today announced the pricing of its previously announced underwritten public offering of 2,376,238 shares of its common stock at a public offering price of $25.25 per share. All of the shares in the offering will be sold by Quanterix. Gross proceeds from the sale of the shares, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $60.0 million. Quanterix has also granted the underwriters a 30-day option to purchase up to an additional 356,435 shares of common stock on the same terms and conditions.

The offering is expected to close on or about August 13, 2019, subject to customary closing conditions.

J.P. Morgan Securities LLC and SVB Leerink LLC are acting as joint book-running managers for the offering.  Canaccord Genuity LLC is acting as co-manager for the offering.  Perella Weinberg Partners is acting as independent capital markets advisor to Quanterix for the offering.

The public offering is being made pursuant to a shelf registration statement on Form S-3 that was previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, can be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (866) 803-9204; or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, by telephone at (800) 808-7525, ext. 6132 or by e-mail at syndicate@svbleerink.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding the completion of the proposed public offering. These statements are subject to various risks and uncertainties, actual results could differ materially from those projected and Quanterix cautions investors not to place undue reliance on the forward-looking statements in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that Quanterix will be able to complete the public offering on the anticipated terms, or at all. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in Quanterix’ preliminary prospectus supplement related to the proposed offering filed with the Securities and Exchange Commission (SEC) on August 7, 2019 and Quanterix’ most recent Annual Report on Form 10-K filed with the SEC, as amended, and in other filings Quanterix makes with the SEC from time to time. Quanterix undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Contact

Quanterix IR Contact:

Amol Chaubal, CFO, 617-301-9495

achaubal@quanterix.com

Quanterix PR Contact:

PAN Communications

Molly Golden, 617-502-4300

quanterix@pancomm.com